CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated January 27, 2014 on Dreyfus Balanced Opportunity Fund for the fiscal year ended November 30, 2013 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-104120 and 811-21327) of Dreyfus Manager Funds II.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

March 25, 2014